UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report(Date of Earliest Event Reported): January 14, 2016

SHIKA DAM

 (Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

    0-55520

47-41185384

(Commission File Number)     (IRS Employer Identification No.)

6754 W. Hinsdale W. Hinsdale Place, Littleton, Colorado 80120 (Address of principal executive offices and zip code)

(303) 885-5501

(Registrant's telephone number including area code)

275 Palm Beach Drive, PO Box 203, Jolly Harbour, Antigua

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Shika Dam  from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that is based upon beliefs of, and information currently available to Shika Dam’s management, as well as estimates and assumptions made by management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to us or our management, identify forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors  relating to industry, our operations and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.  The following discussion should be read in conjunction with the periodic reports, including the  audited and unaudited consolidated financial statements therein,  of Shika Dam as filed with the Securities and Exchange Commission.

In this Form 8-K, references to “we,” “our,” “us,” or the “Company” refer to Shika Dam and its subsidiaries and controlled companies.

Item 5.01  Changes In Control of the Registrant

In an 8-K dated December 1, 2015, the Company reported as follows:

A change of control took place on December 1, 2015 from Jehu Hand, the former   officer and director of the Company.  On December 1, 2015, Mr. Hand sold his interest in the controlling shareholder, Jackson Clearing Corporation, to John Ballard. As a result, Mr. Ballard beneficially owns 714,981 shares, or 71.1%, of the outstanding 1,006,087 shares.

Mr. Ballard had agreed to pay to Mr. Hand the amount of $150,000 in exchange for his interest in the Company. However, this was on the assumption that FINRA would approve the Company’s pending corporate action (name change from Mabcure, Inc. and 1-for-1000 reverse stock split). Because the corporate action was denied on appeal to FINRA’s UPCC on December 30, 2015, Mr. Ballard has requested that the transaction be rescinded. Accordingly, all of the 714,981 shares of the Company have been returned to Mr. Hand and Mr. Ballard has no more financial obligation to Hand, and no further affiliation with the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In an 8-K dated December 1, 2015, it was reported as follows:

On December 1, 2015, Jehu Hand resigned as officer and director. He appointed John Ballard as Director, Chief Executive Officer and Chief Financial Officer on December 1, 2015. Mr. Hand did not furnish any statement regarding his resignation.

Due to the events set forth in Item 5.01, Mr. Ballard resigned all positions with the Company as of January 14, 2016.

Item 8.01 Other Events.

Due to the denial of the Company’s corporate action by FINRA, and the consequent inability of the Company to raise funds to continue its business, the Board of Directors has  determined to liquidate the Company’s primary asset, sailing vessel Azzurra. This asset was recorded at the value of $316,710 on the Company’s financial statements set forth on its Form 10. It is unknown at this time at what price Azzurra may be sold, nor the time frame.

In addition, due to the denial of the corporate action, the Company is concurrently filing a Form 15 to suspend its obligation to report under Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 15, 2016

SHIKA DAM

By: /s/    Jehu Hand

Name: Jehu Hand

Title: Chief Executive Officer